UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/29/2012

Griffin Capital Net Lease REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-54377

Maryland	26-3335705
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2121 Rosecrans Avenue, Suite 3321
El Segundo, California 90245
(Address of principal executive offices, including zip code)

310-606-5900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

    In connection with the acquisition of the Travelers property described below in Item 8.01 of this Current Report on Form 8-K, Griffin Capital Net Lease REIT, Inc. (the "Registrant") obtained an additional $9.66 million in debt (the "Facility Draw") pursuant to that certain Amended and Restated Credit Agreement, as amended, with a syndicate of lenders, under which KeyBank National Association ("KeyBank") serves as administrative agent (the "Restated KeyBank Credit Agreement"). The Facility Draw will bear interest at a rate of 3.0%. The total amount drawn pursuant to the Restated KeyBank Credit Agreement is now $95.88 million. Pursuant to a joinder agreement by a special purpose entity wholly-owned by the Registrant's operating partnership (the "Property SPE") in favor of KeyBank as administrative agent, the Travelers property now serves as additional collateral for the Restated KeyBank Credit Agreement, which security is evidenced by a mortgage on the Travelers property, and the Property SPE now serves as an additional borrower.

    In addition, the Registrant, through a wholly owned subsidiary, obtained a bridge loan in the amount of $6.2 million from KeyBank (the "Bridge Loan"). The term of the Bridge Loan is four months, and it will bear interest at a rate of 6.75%. The Bridge Loan is guaranteed by the Registrant, as well as by a personal guaranty of Kevin A. Shields, the Registrant's President and Chairman.

Item 7.01.    Regulation FD Disclosure

    On July 2, 2012, Griffin Capital Corporation, the Registrant's sponsor, issued a press release regarding the acquisition of the Travelers property described below in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein is deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 8.01.    Other Events

    On June 29, 2012, the Registrant closed on the purchase of a three-story office facility consisting of approximately 131,000 rentable square feet located in Greenwood Village, Colorado (the "Travelers property") pursuant to a purchase agreement dated May 25, 2012, as amended. The Travelers property is 100% leased to The Travelers Indemnity Company ("Travelers"). Concurrently with the closing of the Travelers property, Travelers executed an amendment to the current lease on the Travelers property, which extends the remaining term of the lease to 12 years, through June 28, 2024. The purchase price for the Travelers property was $16.1 million, plus closing costs. The purchase price and the acquisition expenses paid in connection with the acquisition were funded with the Facility Draw and the Bridge Loan, with the remaining amount funded by proceeds from the Registrant's public offering.

    The Registrant's advisor earned $402,500 in acquisition fees, and is entitled to reimbursement of $80,500 in acquisition expenses in connection with the acquisition of the Travelers property.

    Travelers is the largest of the six subsidiaries that comprise The Travelers Companies, Inc., a publicly-traded company (NYSE: TRV). Travelers has been in business since 1903 and carries a stand-alone investment grade debt credit rating of 'AA' by Standard & Poor's.

    The Travelers property serves as a regional headquarters location for Travelers and houses the full complement of services offered by Travelers including underwriting and claims processing for Travelers' many different actuarial disciplines. Travelers has been in continuous occupancy at the Travelers property since 2005, during which time over $5 million of renovations have been invested into the Travelers property including the addition of a two-level parking structure and the renovation of the atrium area at the core of the building.

    The Travelers property is located within the Denver Technology Center ("DTC") district in Greenwood Village, Colorado. The DTC features numerous amenities including retail, dining and residential properties and is the Denver Metropolitan Statistical Area's largest office submarket outside of the Central Business District. The Travelers property is accessible to the entire region via Interstate Highway 25, which is the area's primary north-south thoroughfare and connects with many of the area's other major thoroughfares including Interstate Highway 225 and Colorado State Highway 470. In addition, the Travelers property is located less than a half mile south of the Arapahoe Light Rail Station.

    Under the Travelers lease, as amended, Travelers is responsible for providing all building services and paying all building and property expenses, including repairs and maintenance, subject to an expense cap on controllable expenses. The landlord is responsible for potential capital expenses related to the structural integrity of the building, foundation, roof, parking area and building systems including the major HVAC components, elevators and electrical and mechanical lines.   The new term of the Travelers lease is 12 years, which commenced on June 29, 2012, and the rent schedule is as follows:

Month commencing        Annual stated base rent         $/square foot

June 29, 2012                     $1,198,631.70                    $9.15
June 29, 2013                     $1,264,130.70                    $9.65
June 29, 2014                     $1,329,629.70                    $10.15
June 29, 2015                     $1,395,128.70                    $10.65
June 29, 2016                     $1,460,627.70                    $11.15
June 29, 2017                     $1,526,126.70                    $11.65
June 29, 2018                     $1,591,625.70                    $12.15
June 29, 2019                     $1,638,784.98                    $12.51
June 29, 2020                     $1,688,564.22                    $12.89
June 29, 2021                     $1,739,653.44                    $13.28
June 29, 2022                     $1,792,052.64                    $13.68
June 29, 2023                     $1,845,761.82                    $14.09

    The implied initial capitalization rate for the Travelers property is approximately 7.61%. The estimated going-in capitalization rate is determined by dividing the projected net rental payment for the first fiscal year the Registrant owns the property by the acquisition price (exclusive of closing and offering costs). Generally, pursuant to each lease, if the tenant is responsible for the payment of all property operating expenses, insurance and taxes, the net rental payment by the tenant to the landlord is equivalent to the base rental payment. The projected net rental payment includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that the tenant will perform its obligations under its lease agreement during the next 12 months.

    The Travelers lease contains an option to extend the Travelers lease duration for two five-year periods. Travelers has the option to terminate the Travelers lease, effective June 29, 2019, upon at least 12, but no more than 15, months' written notice to the landlord and the payment of a termination fee equal to $2.0 million.

    The GC Net Lease REIT Property Management, LLC, an affiliate of the Registrant, will be responsible for managing the Travelers property and will be paid management fees in an amount of 3% of the gross monthly revenues collected from the Travelers property. The GC Net Lease REIT Property Management, LLC has hired an unaffiliated third party to manage the day-to-day operations and will pay such third party a portion of the management fees paid by the Registrant.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

99.1        Press Release for Travelers property dated July 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Net Lease REIT, Inc.

Date: July 02, 2012	By:	/s/ Joseph E. Miller
Joseph E. Miller
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release